Exhibit 4.1

Execution Version

INDENTURE

Dated as of May 2, 2017

Between

NETFLIX, INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

3.625% SENIOR NOTES DUE 2027

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06;7.07
(c)	7.06;12.02
(d)	7.06
314(a)	4.03;11.02; 12.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315(a)	7.01
(b)	7.05;11.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12;9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of this Indenture.

-i-

-ii-

Appendix A	Provisions Relating to Initial Notes, Additional Notes, and Exchange Notes

Exhibit A	Form of Note
Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

-iii-

INDENTURE, dated as of May 2, 2017 between Netflix, Inc., a Delaware corporation, and Wells Fargo Bank, National Association, a national banking association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of and issue of €1,300,000,000 aggregate principal amount of 3.625% Senior Notes due 2027 (the “Initial Notes”); and

WHEREAS, the Company has received good and valuable consideration for the execution and delivery of this Indenture and the Notes;

WHEREAS, all necessary acts and things have been done to make: (1) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company and (2) this Indenture a legal, valid and binding agreement of the Company in accordance with the terms of this Indenture;

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement and, if applicable, all additional interest owing on the Notes pursuant and subject to Section 6.02(c).

“Additional Notes” means additional Notes (other than Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01.

“Adjusted Bund Rate” means, with respect to any redemption date for the Notes, the rate per annum (which, if less than zero, shall be deemed to be zero) equal to the annual equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date, plus 0.50%.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agents” means any Registrar or Paying Agent.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the lesser of (A) the then outstanding aggregate principal amount of the Indebtedness of the Company and its Domestic Restricted Subsidiaries incurred after the Issue Date and secured by Liens not permitted under Section 4.09(a) and (B) the fair market value of the assets subject to the Liens referred to in clause (A), as determined in good faith by the Board of Directors; (2) the then outstanding aggregate principal amount of all consolidated Indebtedness of the Company and its Domestic Restricted Subsidiaries that constitutes Subsidiary Debt incurred after the Issue Date and not permitted under Section 4.07(b); provided, that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Company and its Domestic Restricted Subsidiaries in respect of sale and lease-back transactions entered into after the Issue Date pursuant to Section 4.08(b); provided, that any such Attributable Liens will be excluded from this clause (3) to the extent that such Indebtedness relating thereto is included in clause (1) or (2) of this definition. For the avoidance of doubt, in no event will the amount of Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact that more than one Person is liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of:

(a)    the present value at such redemption date of all scheduled interest and principal payments due on the Note (excluding accrued but unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Adjusted Bund Rate as of such redemption date; over

(b)    the principal amount of such Note.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Company’s Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company or the applicable Subsidiary may terminate the lease.

“Authority” shall mean The International Stock Exchange Authority Limited, which is licensed to operate an investment exchange by the Guernsey Financial Services Commission under the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code § 101 1330, as amended.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means a day on which commercial banks and foreign exchange markets are open for business in the State of New York and London, and which is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET2) is operating.

“Capital Lease” means any lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1)    the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company; provided, however, that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or

(2)    the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Company” means Netflix, Inc. and any successor thereto.

“Comparable German Bund Issue” means, with respect to the Notes, that German Bundesanleihe security selected by the Quotation Agent as having a fixed maturity most nearly equal to the remaining term of the Notes (measured from the redemption date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro denominated corporate debt securities of a maturity most nearly equal to the remaining term of the Notes (measured from the redemption date).

“Comparable German Bund Price” means, with respect to any redemption date, the average of three, or if not possible, such lesser number as is obtained by the Quotation Agent, Reference German Bund Dealer Quotations for such redemption date.

“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (1) Consolidated Net Income; (2) Consolidated Non-cash Charges; (3) Consolidated Interest Expense; (4) Consolidated Income Tax Expense; (5) restructuring expenses and charges; (6) any expenses or charges related to any equity offering, Investment, recapitalization or incurrence of Indebtedness not prohibited under this Indenture (whether or not successful) or related to the issuance of the Notes; (7) costs or accruals or reserves incurred in connection with acquisitions after the Issue Date; and (8) any costs or expenses incurred by the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Equity Interests).

Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Company determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided, further, that the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries, including, without limitation: (1) any amortization of debt discount; (2) the net cost under any Swap Contract in respect of interest rate protection (including any amortization of discounts); (3) the interest portion of any deferred payment obligation; (4) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; (5) all accrued interest; (6) the interest component of Capital Lease obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; (7) all capitalized interest of such Person and its Subsidiaries for such period; and (8) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication: (1) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges; (2) the portion of net income of such Person and its Subsidiaries allocable to minority interest in unconsolidated Persons (provided, however, that net income of any such unconsolidated Person or Subsidiary shall be included to the extent that cash dividends or distributions have actually been received by such Person); (3) gains or losses in respect of any asset sales outside of the ordinary course of business by such Person or one of its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis; (4) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis; (5) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (6) any net after-tax gains or losses attributable to the early extinguishment or conversion of indebtedness, derivative instruments or other long-term liabilities; (7) non-cash gains, losses, income and expenses resulting from the application of fair value accounting to certain derivative instruments as required by Accounting Standards Codification Topic 815 or any related subsequent Accounting Standards Codification Topics; and (8) gains or losses resulting from currency fluctuations.

In addition, to the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any Investment or sale, conveyance, transfer or disposition of assets not prohibited under this Indenture.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), impairment charges or asset write-off or write-downs, non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary, and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period); provided that Consolidated Non-cash Charges shall not include the amortization of content library.

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Content” means rights to audio/visual content, and any rights in assets related to the acquisition, development, production or licensing of such content, and the products and proceeds thereof.

“Content Acquisition Transaction” means any purchase (which includes the development, production, licensing of Content or other arrangement for the acquisition of Content, including through the acquisition of one or more entities whose primary assets are Content) of any Content by the Company or any Subsidiary.

“Content Disposition Transaction” means any disposition (which includes the sale, licensing, exploitation, distribution or other arrangement for the disposition) of any Content or any rights or assets related thereto, including any transaction (including a borrowing) for purposes of monetizing receivables or other rights to payment arising from any such disposition.

“Content Project Subsidiary” means a Subsidiary formed for the purpose of purchasing (which includes the development, production or licensing of Content or other arrangement for the acquisition of Content, including through the acquisition of one or more entities whose primary assets are Content) or disposing (which includes the sale, licensing, exploitation, distribution or other arrangement for the disposition) of Content, provided that the assets of such Subsidiary are limited to (A) Content with respect to Related Projects, (B) assets and rights arising from any disposition (which includes the sale, licensing, exploitation, distribution or other arrangement for the disposition) of any such Content, (C) cash and cash equivalents, (D) equity of a Subsidiary that is a Content Project Subsidiary with respect to a Related Project, and (E) other assets and rights related to or reasonably necessary or useful for the purpose of engaging in any such acquisition or disposition of such Content.

“Corporate Trust Office of the Trustee” shall mean with respect to presentation of notes for registration of transfer or exchange or redemption 600 South 4th Street, 7th Floor, Minneapolis, MN 55415, Attention: Bondholder Communications. With respect to administration of this Indenture shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Holders and the Company.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Note Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person acting in the capacity of common depository for Euroclear and Clearstream or, as applicable, such other nominee of or custodian for Euroclear and/or Clearstream, as applicable, as may be acceptable to the Company and named or otherwise appointed in accordance with the customary practice or policies of Euroclear or Clearstream.

“Disqualified Equity Interests” means, with respect to any Person, Equity Interests of such Person that by their terms (or by terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, the passage of time or otherwise are:

(1)    required to be redeemed or redeemable at the option of the holder in whole or in part prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests; or

(2)    convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Indebtedness;

provided, in each case, that (x) only the portion of such Equity Interests which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Equity Interests, (y) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon a “change of control” or “asset sale” occurring prior to the Stated Maturity of the Notes, and (z) Equity Interests issued to any plan for the benefit of employees of such Person or its subsidiaries or by any plan to such employees will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by such Person or its subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than any such Subsidiary that is owned (directly or indirectly) by a Foreign Subsidiary of such Person.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.

“euro” and “€” mean the lawful currency of the member states of the Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union.

“Exchange” shall mean the investment exchange known as The International Stock Exchange, which is operated by the Authority.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement or similar agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Foreign Subsidiary” means with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the Issue Date.

“Governmental Obligations” means:

(1)    direct obligations (or certificates representing an ownership interest in such obligations) of any country that is a member of the European Union on the Issue Date (including any agency or instrumentality thereof) for the timely payment of which the full faith and credit of such European Union country is pledged and which are not callable or redeemable at the Company’s option; or

(2)    obligations (or certificates representing an ownership interest in such obligations) of a Person controlled or supervised by and acting as an agency or instrumentality of any country that is a member of the European Union on the Issue Date, the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of such European Union country, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. For the avoidance of doubt, an agreement or arrangement or series of related agreements or arrangements providing for or in connection with the purchase of assets, securities, services or rights (including, without limitation, a Content Acquisition Transaction) that is entered into in connection with the business of the Company or any Subsidiary (including any consent or acknowledgement of assignment, including any assignment of payment obligations and related obligations, and related waivers) shall not constitute a Guarantee, provided payment obligations provided for under such agreements or arrangements are limited to payments for assets, securities, services and rights (including Content) and other ancillary payment obligations customary in such transactions. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered on the Note Register.

“Indebtedness” of any specified Person means any obligation for borrowed money.

For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise. For the further avoidance of doubt, the inclusion of specific obligations under Section 4.07(b) shall not create any implication that any such obligations constitute Indebtedness.

“Initial Purchasers” means the initial purchasers listed on Schedule 1 to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.

“Interest” means, with respect to the Notes, interest with respect thereto and Additional Interest, if any.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.

“Issue Date” means May 2, 2017.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the SEC.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Note Guarantee” means any guarantee that may from time to time be entered into by a Subsidiary of the Company after the Issue Date pursuant to Section 4.12.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Exchange Notes and any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes in accordance with this Indenture.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the offering memorandum, dated April 26, 2017, relating to the sale of the Initial Notes.

“Officer” means, with respect to the Company or any Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means a certificate signed by one Officer of the Company or a Guarantor, as applicable.

“Official List” shall mean the list of securities admitted to listing on the Exchange, which is published and maintained by the Authority.

“Opinion of Counsel” means a written opinion from legal counsel which is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Permitted Liens” means:

(1)    Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction (which term includes, for avoidance of doubt, development, creation and production) of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)    (a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction (which term includes, for avoidance of doubt, development, creation and production) costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Capital Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Company or any Domestic Restricted Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;

(3)    Liens in favor of the Company or a Domestic Restricted Subsidiary;

(4)    Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(5)    Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

(6)    Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(7)    Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(8)     licenses and sublicenses of intellectual property of the Company and its Domestic Restricted Subsidiaries and leases and subleases of property granted to others not in any way interfering in any material respect with the business of the Company and its Subsidiaries;

(9)    Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(10)    Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any of its Domestic Restricted Subsidiaries or in any Domestic Restricted Subsidiary that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Domestic Restricted Subsidiary;

(11)    Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(12)    Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture or any other Indebtedness;

(13)    Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;

(14)    easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(15)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements;

(16)    Liens on (a) assets of a Content Project Subsidiary in connection with (x) Content Acquisition Transactions by such Subsidiary and other Content Acquisition Transactions with respect to Related Projects by one or more Content Project Subsidiaries, and (y) Content Disposition Transactions by such Subsidiary or other Content Disposition Transactions with respect to Related Projects by one or more Content Project Subsidiaries, and (b) assets of the Company in connection with such transactions, provided, in the case of the Company only, such Liens attach solely to the Content acquired in such transaction, the rights arising as a result of the disposition of such Content or rights therein (including receivables and other rights to payment arising from such transaction), other assets related to such Content or such rights and, in each case, the products and proceeds thereof; or

(17)    any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in clauses (1) through (16) above, inclusive.

For the avoidance of doubt, the inclusion of specific Liens in this definition of “Permitted Liens” shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Quotation Agent” means in respect of the Notes, one of the Reference German Bund Dealers selected by the Company.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as the rating of the Notes, as noted by the applicable rating agency, is under publicly announced consideration for downgrade by the applicable rating agency.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means May 1 or November 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities selected by the Company in good faith.

“Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable German Bund Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Quotation Agent by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, between the Company and the representative of the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

“Related Projects” means (i) a specified project or a series of projects (e.g., a television series and subsequent seasons of such series), (ii) a project and any derivative works related to such project, and (iii) a group of projects pursuant to a commercial agreement or other arrangement (including a development, production or licensing agreement or arrangement) that provides for or includes such group of projects (e.g., a “slate”).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Notes Legend” means the first legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity,” means, with respect to any Notes or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means Wells Fargo Bank, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02	Other Definitions.

Term	Defined in Section
“Additional Interest Notice”	4.15
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Book-Entry Interest”	2.1(c) of Appendix A
“Clearing Systems”	1.1(a) of Appendix A
“Clearstream”	1.1(a) of Appendix A
“continuing Person”	5.01(a)(1)
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01
“Expiration Date”	1.05(j)
“Global Note”	1.1(a) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“Interest Payment Date”	Exhibit A
“Judgment Currency”	11.18
“Note Register”	2.03
“offer”	4.11(a)
“Offer Expiration Date”	4.11(b)

Term	Defined in Section
“Offer to Purchase”	4.11(a)
“Paying Agent”	2.03
“purchase amount”	4.11(b)
“purchase date”	4.11(b)
“Purchase Price”	4.11(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Subsidiary Debt”	4.07(a)
“Successor Company”	5.01(a)(1)
“Successor Guarantor”	5.01(b)(1)

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)     a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    words in the singular include the plural, and words in the plural include the singular;

(5)    provisions apply to successive events and transactions;

(6)    unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)    the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)    “including” means including without limitation;

(9)    “$” refers to U.S. dollars;

(10)    references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(11)    unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(12)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture specifically refers to a provision of the Trust Indenture Act and states that such provision is applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and any Guarantor, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05	Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and any Guarantor. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Section 1.05.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit or other manner shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)    The ownership of Notes shall be proved by the Note Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(e)    The Company may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 20 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action to be taken by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 11.02.

(f)    The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(a) and shall incur no liability whatsoever for the setting of such record date. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 11.02.

(g)    Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)    Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)    The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)    With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)    Provisions relating to the Initial Notes, Additional Notes and Exchange Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b)    The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company at the option of the Holders pursuant to an Offer to Purchase as provided in Section 4.11. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to ranking, status, redemption or otherwise as the Initial Notes (other than issue price or the payment of interest accruing prior to the issue date of such Additional Notes except for the first payment of interest following the issue date of such Additional Notes); provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax or other purposes, then the Additional Notes will have a separate ISIN number and/or Common Code. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02	Execution and Authentication.

(a)    At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)    A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)    On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate or cause the authentication agent to authenticate and deliver any Additional Notes and Exchange Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes and Exchange Notes issued hereunder.

(d)    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03	Registrar and Paying Agent.

(a)    The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) reflecting ownership of book-entry and definitive registered Notes outstanding from time to time, if any, and will facilitate transfers of book-entry and definitive registered Notes on behalf of the Company. The Company may appoint one or more co-registrars and one or more additional paying agents and at least one Paying Agent and one Registrar shall maintain an office in a European Union member state. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may rescind or change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Company shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company has initially appointed Elavon Financial Services DAC, UK Branch, under the trade name U.S. Bank Global Corporate Trust Services, to act as the Paying Agent and Elavon Financial Services DAC to act as the Registrar for the Notes.

(c)    The Trustee shall have no liability for the actions or inactions of the Depositary, Paying Agent or Registrar.

Section 2.04	Money Held by the Paying Agent.

The Company shall, no later than 11:00 a.m. (London time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with the Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Paying Agent is not the Registrar, the Company shall furnish to the Paying Agent at least five Business Days before each Interest Payment Date and at such other times as the Paying Agent or Trustee may request in writing, a list in such form and as of such date as the Paying Agent may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a)    The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)    No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 4.11).

(d)    [Reserved]

(e)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(f)    Neither the Company, the Trustee nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of Notes for redemption under Section 3.02 or the making of an Offer to Purchase and ending at the close of business on the day of such sending, (2) to register the transfer of or to exchange any Note so selected for redemption or subject to purchase in an Offer to Purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (3) if a redemption or purchase pursuant to an Offer to Purchase is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase.

(g)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(h)    Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(i)    At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency of the Company designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(j)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)    If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC in effect in the State of New York.

(c)    If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.

(d)    If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10	Temporary Notes.

Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. Each Agent shall forward to the Trustee any Notes surrendered to them for cancellation. The Trustee and no one else shall cancel all Notes surrendered for cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a)    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in an Officer’s Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send, or cause to be sent to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)    Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	Common Code or ISIN Numbers.

The Company in issuing the Notes may use Common Code and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use Common Code and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee and the Agents in writing of any change that the Company is aware of in the Common Code or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the Redemption Price.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a)    If less than all of the Notes are to be so redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to the Euroclear and/or Clearstream procedures, as applicable. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)    The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of €100,000 and whole multiples of €1,000 in excess thereof; no Notes of €100,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not €100,000 or a multiple of €1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)    After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a)    The Company shall send, or cause to be sent (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of Euroclear and Clearstream, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8.

(b)    The notice shall identify the Notes (including Common Code or ISIN numbers) to be redeemed and shall state:

(1)    the redemption date;

(2)    the Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(3)    if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)    the name and address of the Paying Agent;

(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)    that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)    the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)    that no representation is made as to the correctness or accuracy of the Common Code or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)    if applicable, any condition to such redemption.

(c)    At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price (except as provided for in Section 3.07(c)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.

(a)    Prior to 11:00 a.m. (London time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money in euros sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly send to each Holder (and, in the case of an

Offer to Purchase, if applicable, to holders of Indebtedness ranking pari passu with the Notes) to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)    If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase on and after such date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

(a)    The Notes may be redeemed, in whole or in part, at any time prior to May 15, 2027, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice sent to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(b)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(c)    Any redemption or notice, may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction.

Section 3.08	Sinking Fund.

The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes; Additional Amounts.

(a)    The Company shall pay or cause to be paid the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (London time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)    The principal amount and accrued interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, except in the case of a Global Note, the Company will pay interest (i) by check mailed to the address of the Person entitled thereto as such address will appear in the Note Register or (ii) by wire transfer in immediately available funds to each Holder with an aggregate principal amount of Notes of any series in excess of €5,000,000, to the place and account designated in writing at least 15 calendar days prior to the interest payment date by the Person entitled thereto as specified in the Note Register.

(c)    The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

(a)    The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and any Guarantor in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency, if other than an office of the Trustee or an affiliate of the Trustee or the initial Registrar. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)    The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    The Company hereby designates the office of the Registrar as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03	Provision of Financial Information.

(a)    The Company covenants to file with the Trustee, within 15 days after the Company has filed the same with the SEC, copies of the annual reports and of the information, documents and reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC); provided that in each case the delivery of materials to the Trustee by electronic means or filing of documents pursuant to the SEC’s “EDGAR” system (or any successor electronic filing system) shall be deemed to be “filed” with the Trustee as of the time such documents are filed via the “EDGAR” system for purposes of this Section 4.03, provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor). If this Indenture is qualified under the Trust Indenture Act, the Company will comply with Section 314(a) of the Trust Indenture Act. Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)    For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04	Compliance Certificate.

(a)    The Company and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 100 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)    Upon the Company becoming aware of any Default has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default) send to the Trustee an Officer’s Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05	[Reserved].

Section 4.06	Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07	Limitation on Subsidiary Debt.

(a)    The Company will not permit any of its Domestic Restricted Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for any Indebtedness (any such Indebtedness or Guarantee, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis until such time as such Subsidiary Debt is no longer outstanding.

(b)    Section 4.07(a) shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:

(1)    Indebtedness of or Guarantee by a Person existing at the time such Person is merged into or consolidated with any Domestic Restricted Subsidiary or otherwise acquired by any Domestic Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Domestic Restricted Subsidiary and is assumed by such Subsidiary; provided that such Indebtedness or Guarantee was not incurred in contemplation thereof and is not Guaranteed by any other Domestic Restricted Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)    Indebtedness of or Guarantee by a Person existing at the time such Person becomes a Domestic Restricted Subsidiary; provided that any such Indebtedness or Guarantee was not incurred in contemplation thereof;

(3)    Indebtedness owed to or Guarantee in favor of the Company or any Domestic Restricted Subsidiary;

(4)    Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(5)    Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within five Business Days within its incurrence;

(6)    reimbursement obligations incurred in the ordinary course of business;

(7)    advances and deposits received in the ordinary course of business;

(8)    Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any

Indebtedness or Guarantee or other obligations referred to in clauses (1) through (7) or this clause (8), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business;

(9)    Indebtedness and Guarantees of a Content Project Subsidiary in connection with (a) Content Acquisition Transactions by such Subsidiary or other Content Acquisition Transactions with respect to Related Projects by one or more Content Project Subsidiaries or (b) Content Disposition Transactions by such Subsidiary or other Content Disposition Transactions with respect to Related Projects by one or more Content Project Subsidiaries; or

(10)    Indebtedness or Guarantee outstanding on the date of this Indenture and any extension, renewal, replacement, refinancing or refunding of any Indebtedness or Guarantee existing on the date of this Indenture or referred to in clauses (1) and (2); provided that any Indebtedness or Guarantee incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Indebtedness or Guarantee referred to in this clause or clauses (1) and (2) above and the principal amount of the Indebtedness incurred or Guaranteed to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Indebtedness or Guarantee being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.

(c)    Notwithstanding Sections 4.07(a) and (b), any Domestic Restricted Subsidiary may create, incur, issue or assume Subsidiary Debt that would otherwise be subject to the restrictions set forth in Section 4.07(a), without Guaranteeing the payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $2,500,000,000, and (b) 2.50 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Domestic Restricted Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded and the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.

Section 4.08	Limitation on Sale and Lease-back Transactions.

(a)    The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to enter into any transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)    such transaction was entered into prior to the Issue Date;

(2)    such transaction was for the sale and leasing back to the Company or a Domestic Restricted Subsidiary of any Principal Property;

(3)    such transaction involves a lease of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Principal Property;

(4)    such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Domestic Restricted Subsidiary within a period of not more than three years);

(5)    the Company or the applicable Domestic Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 4.09(a); or

(6)    the Company or the applicable Domestic Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of other Principal Property or to the retirement, repurchase or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, repurchase, repayment or prepayment, the Company or any Domestic Restricted Subsidiary may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Domestic Restricted Subsidiary.

For the avoidance of doubt, any transaction that is required to be accounted for as a sale and lease-back transaction in accordance with GAAP shall not be deemed to be a sale and lease-back transaction subject to the foregoing restrictions in this Section 4.08(a) unless such transaction involves an actual transfer of Principal Property.

(b)    Notwithstanding Section 4.08(a), the Company and its Domestic Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greater of (a) $2,500,000,000, and (b) 2.50 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and lease-back transaction.

Section 4.09	Limitation on Liens.

(a)    The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)    Liens existing as of the Issue Date;

(2)    Liens granted after the Issue Date created in favor of the holders of the Notes;

(3)    Liens created in substitution of, or as replacements for, any Liens described in clauses (1) and (2) above; provided that based on a good faith determination of one of the Company’s Senior Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and

(4)    Permitted Liens.

(b)    Notwithstanding Section 4.09(a), the Company or any Domestic Restricted Subsidiary may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.09(a) if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $2,500,000,000, and (b) 2.50 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Company or any Domestic Restricted Subsidiary also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 4.10	Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company, unlimited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.11	Offer to Repurchase Upon Change of Control Triggering Event.

(a)    An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee and the Paying Agent at least 5 days (or such shorter period as is acceptable to the Trustee and Paying Agent) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Paying Agent in the name and at the expense of the Company.

(b)    The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:

(1)    the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)    the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the “purchase amount”);

(3)    the purchase price, including the portion thereof representing accrued and unpaid interest (the “Purchase Price”);

(4)    an expiration date (the “Offer Expiration Date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the Offer Expiration Date;

(5)    that a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof;

(6)    the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)    that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Paying Agent so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)    that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9)    that on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(10)    that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, as applicable, or the Paying Agent not later than the close of business on the Offer Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(11)    a statement that if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes;

(12)    a statement that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued;

(13)    a statement that if any Note contains a Common Code and/or ISIN number, no representation is being made as to the correctness of the Common Code and/or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes; and

(14)    if the Notes are held in book entry form, Holders must comply with the applicable procedures of Euroclear or Clearstream.

(c)    Prior to the purchase date the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Registrar all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase. On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date. The Paying Agent will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)    The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations described in this Indenture by virtue of such compliance.

(e)    Not later than 60 days following Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date.

(f)    The Company will not be required to make an Offer to Purchase following a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to Section 3.07.

(g)    Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the applicable Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.

(h)    Other than as specifically provided in this Section 4.11, any purchase pursuant to this Section 4.11 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.12	Additional Note Guarantors.

After the Issue Date, the Company will, to the extent required to comply with Section 4.07(a), cause all or any of its Subsidiaries to:

(a)    execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, pursuant to which such Subsidiary will agree to be a Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Guarantors, including, but not limited to, Article 10; provided that such Guarantor shall deliver to the Trustee an Opinion of Counsel (such opinion or portions thereof may be in form and substance substantially similar to the Opinion of Counsel delivered on the Issue Date and which may contain customary exceptions) to the effect that:

(1)    such Note Guarantee has been duly executed and authorized; and

(2)    such Note Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary; and

(b)    waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.

Section 4.13	[Reserved].

Section 4.14	Further Instruments and Acts.

Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.15	Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to Holders of Notes, the Company will provide written notice (“Additional Interest Notice”) to the Paying Agent and Trustee of its obligation to pay Additional Interest no later than fifteen days prior to the proposed payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Paying Agent and Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 4.16	Maintenance of Listing

The Company will use its commercially reasonable efforts to cause the Notes to be listed on the Exchange and admitted to the Official List of the Exchange for trading on Exchange, and to maintain such listing and admission for so long as the Notes are outstanding; provided that the Company shall not be required to maintain such listing if doing so would (1) require preparation of financial statements in accordance with standards other than those accounting principles generally accepted in the United States, (2) require preparation of any financial statements other than those the Company is required to file with the SEC pursuant to United States federal securities laws, (3) as a result of disclosure of information by the Company in connection with such listing pursuant to applicable law or listing requirements, require the Company to publicly disclose or file with the SEC such information, which information the Company is not otherwise required to publicly disclose or file under applicable United States federal securities laws, as reasonably determined by the Company, or (4) otherwise become unduly burdensome, as reasonably determined by the Company. If at any time the Company determines that it will not maintain such listing, it will, prior to the delisting of the Notes from the Exchange (if then listed on the Exchange), use commercially reasonable efforts to obtain and maintain a listing of the Notes on another “recognised stock exchange” as defined in Section 1005 of the Income Tax Act 2007 of the United Kingdom (in which case, references in this covenant to the Channel Islands Securities Exchange Authority Limited will be deemed to be refer to such other “recognised stock exchange”), subject to the proviso in the immediately foregoing sentence. In no event will this covenant require the Company to obtain or maintain the listing of the Notes on any exchange that requires financial reporting for any fiscal period in addition to the fiscal periods required by the SEC.

ARTICLE 5

SUCCESSORS

Section 5.01	Consolidation, Merger and Conveyance, Transfer and Lease of Assets.

(a)    The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all the properties and assets of the Company and its Subsidiaries

(determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

(1)    either: (i) the Person formed by or surviving any such consolidation or merger is the Company (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases, all or substantially all the properties and assets of the Company and its Subsidiaries (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia;

(2)    if the Company is not the continuing Person, the Successor Company expressly assumes the Company’s obligations with respect to the Notes and this Indenture pursuant to a supplemental Indenture;

(3)    immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(4)    if the Company is not the continuing Person, each Guarantor (unless such Guarantor is the Successor Company or is the subject of a consolidation or merger pursuant to which it is not the Person formed by such consolidation or not the surviving Person in such merger) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; and

(5)    if the Company is not the continuing Person, the Company or the Successor Company has delivered to the Trustee the certificates and opinions required under this Indenture.

(b)    In addition, the Company will not permit any Guarantor to merge with or into, or convey, transfer or lease all or substantially all of such Guarantor’s properties and assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), taken as a whole, to, any other Person (in each case, other than with, into or to (as applicable) the Company or another Guarantor), in a single transaction or in a series of related transactions, unless:

(1)    either (i) the continuing Person is such Guarantor or (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the properties and assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), taken as a whole (the “Successor Guarantor”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

(2)    if such Guarantor is not the continuing Person, the Successor Guarantor expressly assumes such Guarantor’s obligations under its Note Guarantee and this Indenture pursuant to a supplemental Indenture;

(3)    immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4)    if such Guarantor is not the continuing Person, the Company delivers, or causes to be delivered, to the Trustee the Officer’s Certificate and Opinion of Counsel required under this Indenture,

provided that this Section 5.01(b) shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations under this Indenture and the Notes in accordance with the provisions described in Section 10.06.

Section 5.02	Successor Entity Substituted.

Upon any transaction or series of related transactions to which the requirements of Section 5.01(a) apply, in the case of the Company, or the requirements of Section 5.01(b) apply, in the case of a Guarantor, and are effected in accordance with such requirements, the Successor Company or Successor Guarantor, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Guarantor, as applicable, under this Indenture with the same effect as if such Successor Company or Successor Guarantor, as applicable, had been named as the Company or applicable Guarantor, as applicable, therein; and when a Successor Company or Successor Guarantor, as applicable, duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

Each of the following is an “Event of Default” under this Indenture:

(a)    failure by the Company to pay principal or premium, if any, on any Note when due at maturity, upon redemption or otherwise (including the failure to pay the repurchase price for Notes tendered pursuant to an Offer to Purchase);

(b)    failure by the Company to pay any interest (including Additional Interest) on any Note for 30 calendar days after the interest becomes due;

(c)    failure by the Company to comply with Section 4.11 in connection with a Change of Control Triggering Event and such failure continues for a period of 30 calendar days;

(d)    failure by the Company or any of its Subsidiaries to perform, or breach by the Company or any of its Subsidiaries of, any other covenant, agreement or condition in this Indenture for 90 calendar days after either the Trustee or Holders of at least 25% in principal amount of the outstanding Notes have given the Company written notice of the breach in the manner required by this Indenture;

(e)    a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness (other than the Notes offered hereunder) by the Company or any of its Significant Subsidiaries having, individually or in the aggregate, a principal or similar amount outstanding of at least $75,000,000, whether such Indebtedness now exists or shall hereafter be created, which default or defaults (i) shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express final maturity or (ii) shall constitute a failure to pay principal at final maturity of at least $75,000,000 of such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto, without such Indebtedness having been discharged or, in the case of clause (i) above, the acceleration having been cured, waived, rescinded or annulled, for a period of, in the case of clause (i) or (ii) above, 30 days or more after either the Trustee or holders of at least 25% in principal amount of the outstanding Notes have given the Company written notice of the breach in the manner required by this Indenture;

(f)    except as permitted in this Indenture, any Note Guarantee of any Significant Subsidiary shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(g)    the Company or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:

(1)    commences proceedings to be adjudicated bankrupt or insolvent;

(2)    consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(3)    consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(4)    makes a general assignment for the benefit of its creditors;

(h)    a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(1)    is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(2)    appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(3)    orders the liquidation, dissolution or winding up of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02	Acceleration.

(a)    If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or any Guarantor that is a Significant Subsidiary) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction and all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

(b)    If an Event of Default described in Section 6.01(g) or Section 6.01(h) with respect to the Company or any Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)    Notwithstanding the foregoing, if the Company so elects, the sole remedy of the Holders for a failure to comply with any obligations the Company may have or is deemed to have pursuant to Section 314(a)(1) of the Trust Indenture Act or the Company’s failure to comply with Section 4.03 will for the first 180 days after the occurrence of such failure consist exclusively of the right to receive Additional Interest on the Notes at a rate per annum equal to 0.25% for the first 180 days after the occurrence of such failure. The Additional Interest will accrue on all outstanding Notes from and including the date on which such failure first occurs until such violation is cured or waived and shall be payable on each relevant Interest Payment Date to Holders of record on the regular Record Date immediately preceding the Interest Payment Date. On the 181st day after such failure (if such violation is not cured or waived prior to such 181st day), such failure will then constitute an Event of Default without any further notice or lapse of time and the Notes will be subject to acceleration as provided above. Any Additional Interest that the Company elects to pay pursuant to this clause (c), when aggregated with any Additional Interest payable under the Registration Rights Agreement will not exceed 1.00% per annum, regardless of the number of events that give rise to the obligation or election to pay any such Additional Interest. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office an Officer’s Certificate stating Additional Interest is due, the Trustee may assume without inquiry that no such Additional Interest is payable. The trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any Additional Interest is payable, or with respect to the nature, extent, or calculation of any taxes or the amount of any Additional Interest are owed, or with respect to the method employed in such calculation of any Additional Interest.

(d)    The Holders of a majority in principal amount of the outstanding Notes may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to any such Default and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.03	Other Remedies.

(a)    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver	of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default and its consequences hereunder, except:

(1)    a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including any Note which is required to have been purchased pursuant to an Offer to Purchase); and

(2)    a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, however, that, subject to Section 6.02, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), is otherwise contrary to applicable law, or that would involve the Trustee in personal liability or expense for which the Trustee has not received an indemnity against cost, loss, liability or expense reasonably satisfactory to it, and the Trustee may take any other action it deems proper which is not inconsistent with any such direction received from the Holders.

Section 6.06	Limitation on Suits.

(a)    No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, (3) such Holder or Holders shall provide indemnity satisfactory to the Trustee against cost, loss, liability or expense, to institute such proceeding as Trustee, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of indemnity and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period. Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

(b)    A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note, on or after the respective due dates expressed in such Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid to but not including the date of payment on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)    first, to the Trustee and its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(b)    second, to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

(c)    third, to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 11.02.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)    The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any cost, loss, liability or expense.

(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)    Before the Trustee acts or refrains from acting, it shall require an Officer’s Certificate and an Opinion of Counsel subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)    None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g)    The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)    Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(m)    The permissive right of the Trustee to do things enumerated in the documents shall not be construed as a duty.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Event of Default specified in clause (a) or (b) of Section 6.01, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06	Reports by Trustee to Holders of the Notes.

(a)    Within 60 days after each March 27, beginning with the March 27 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

(b)    A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Company shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange, and of any delisting thereof.

Section 7.07	Compensation and Indemnity.

(a)    The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)    The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any cost, loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence, as finally adjudicated by a court of competent jurisdiction.

(c)    The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)    When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(g) or 6.01(h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.

Section 7.08	Replacement of Trustee.

(a)    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;

(3)    a receiver or public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

(b)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)    As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10	Eligibility; Disqualification.

(a)    There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)    This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against the Company.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE AND DEFEASANCE

Section 8.01	Satisfaction and Discharge of Indenture.

The Company may terminate its obligations under this Indenture and the Notes when:

(a)    either:

(1)    all the Notes that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07); or

(2)    (x) all outstanding Notes issued under this Indenture have become due and payable; (y) all outstanding Notes issued under this Indenture have or will become due and payable at the Stated Maturity within one year; or (z) all outstanding Notes issued under this Indenture are subject to redemption within one year (and the Company shall have entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption), and in each case, the Company shall have deposited or caused to be deposited with the Paying Agent as trust funds for the purpose of making payments to the Holders under this Indenture an amount (which may include Governmental Obligations), dedicated solely to the benefit of the Holders, sufficient to pay and discharge all outstanding Notes issued under the Indenture on the Stated Maturity or the scheduled date of redemption; and

(b)    the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture; and

(c)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

If the foregoing conditions are met, the Trustee, on demand and at the cost and expense of the Company, shall execute proper instruments prepared by the Company acknowledging such satisfaction of and discharging this Indenture and the Notes except as to:

(i)    rights of registration of transfer and exchange of Notes;

(ii)    the Company’s right of optional redemption;

(iii)    substitution of mutilated, defaced, destroyed, lost or stolen Notes;

(iv)     rights of Holders to receive payment of the principal amount, premium (if any) and interest when due and payable, solely out of the trust created pursuant to this Section 8.01;

(v)    the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(vi)    the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Paying Agent payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Sections 8.05 and Section 8.06.

Section 8.02	Legal Defeasance.

Upon making the deposit referred to in Section 8.02(a), the Company will be deemed to have paid and the Company and the Guarantors will be discharged from their obligations in respect of the Notes and this Indenture, other than their obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08 and as set forth in clauses (i) through (vi) of Section 8.01; provided that the following conditions have been satisfied:

(a)    the Company has irrevocably deposited or caused to be deposited with the Paying Agent as trust funds for the purpose of making the following payments, dedicated solely to the benefits of the holders of the Notes in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Paying Agent to the Company in accordance with Section 8.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, premium (if any) and interest when the same becomes due and payable at Stated Maturity, upon optional redemption, upon required repurchase or otherwise or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense;

(b)    unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable U.S. federal income tax law, the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c)    no Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect to the deposit;

(d)    the defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all Notes were in default within the meaning of such Act;

(e)    the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument (other than this Indenture and the Notes) to which the Company is a party or by which it is bound; and

(f)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Upon and following the satisfaction of the foregoing conditions, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03	Covenant Defeasance.

Upon making the deposit referred to in Section 8.02(a), the failure of the Company to perform the obligations set forth in Sections 4.03, 4.07, 4.08, 4.09, 4.11, 4.12 and the events described in Sections 6.01(c) and 6.01(d) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a)    the Company has complied with clauses (a), (c), (d), (e), and (f) of Section 8.02; and

(b)    unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur,

Except as specifically stated above, none of the Company’s obligations under this Indenture and the Notes will be discharged pursuant to this Section 8.03.

Section 8.04	Application by Paying Agent of Funds Deposited for Payment of Notes.

Subject to 8.06, all moneys deposited with the Paying Agent pursuant to Sections 8.01, 8.02 and 8.03 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest. Such money need not be segregated from other funds except to the extent required by law.

Section 8.05	Repayment of Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys held by any Paying Agent under the provisions of this Indenture at the time of such satisfaction and discharge shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 8.06	Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.

Any moneys or Governmental Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium (if any) on or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, at the Company’s request, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any euros or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee at any time and from time to time, may amend this Indenture, the Notes, the Note Guarantees for any of the following purposes:

(a)    to evidence the succession of another corporation to the Company or successive successions and the assumption of the covenants, agreements and obligations of the Company by a successor;

(b)    to add to the covenants of the Company for the benefit of the Holders, or to surrender any of its rights or powers;

(c)    to add Events of Default for the benefit of the Holders;

(d)    to add to, change or eliminate any provision of this Indenture applying to the Notes; provided that the Company deems such action necessary or advisable and that such action does not adversely affect the interests of any Holder of the Notes;

(e)    to evidence and provide for a successor Trustee or to add to or change any provisions to the extent necessary to appoint a separate Trustee for the Notes;

(f)    to cure any ambiguity, defect or inconsistency under this Indenture, or to make other provisions with respect to matters or questions arising under this Indenture as evidenced by an Officer’s Certificate;

(g)    to supplement any provisions of this Indenture necessary to defease and discharge the Notes or this Indenture otherwise in accordance with the defeasance or discharge provisions of Article 8, as the case may be; provided that such change or modification does not adversely affect the interests of the Holders in any material respect;

(h)    to add to, change or eliminate any provisions of this Indenture in accordance with the Trust Indenture Act of 1939 or to comply with the provisions of Euroclear or Clearstream or the Trustee with respect to provisions of this Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests in the Notes;

(i)    to provide collateral security for the Notes;

(j)    to provide for additional Guarantors in accordance with Article 10 or Section 4.07 or to release a Guarantor in accordance with Article 10;

(k)    to provide for the issuance of Additional Notes ranking equally with the Notes in all respects (other than the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes); or

(l)    conform any provision to the “Description of Notes” contained in the Offering Memorandum, as evidenced in an Officer’s Certificate.

Section 9.02	With Consent of Holders.

The Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes affected by such supplemental indenture; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)    reduce the rates of or change the time for payment of interest on any Notes;

(b)    reduce the principal amount of, or change the Stated Maturity of, any Notes;

(c)    reduce the Redemption Price, including upon a Change of Control Triggering Event, of any Notes or amend or modify in any manner adverse to the Holders thereof the Company’s obligation to make such payments;

(d)    change the currency of payment of principal, premium, if any, or interest;

(e)    reduce the quorum requirements under this Indenture;

(f)    reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification of this Indenture, for waiver of compliance with certain provisions of this Indenture, for waiver of certain defaults or consent to take any action;

(g)    adversely affect the ranking of the Notes;

(h)    waive any default in the payment of principal, premium, if any, or interest; or

(i)    impair the right to institute suit for the enforcement of any payment on the Notes.

Section 9.03	Compliance with Trust Indenture Act.

If, at the time of any amendment or supplement to this Indenture, this Indenture is qualified under the Trust Indenture Act, then such amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04	Revocation and Effect of Consents.

(a)    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)    The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05	Notation on or Exchange of Notes.

(a)    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not deliver a signed amendment, supplement or waiver effecting a change pursuant to Section 9.02 until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel (which may contain customary qualifications) stating that the execution of such amended or supplemental indenture complies with the provisions hereof (including Section 9.03) and such amended or supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

ARTICLE 10

GUARANTEES

Section 10.01	Note Guarantee.

(a)    Subject to this Article 10, each of the Guarantors, if any, hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)    The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)    Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(e)    Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)    In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)    Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guarantee obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03	Execution and Delivery.

(a)    To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)    Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)    If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)    If required by Section 4.12, the Company shall cause any newly created or acquired Domestic Restricted Subsidiary to comply with the provisions of Section 4.12 and this Article 10, to the extent applicable.

Section 10.04	Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06	Release of Note Guarantees.

(a)    A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:

(1)    (A)    concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of (x) any Equity Interests of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all the properties and assets of such Guarantor to a Person that is not a Subsidiary of the Company;

(B)    upon the release or discharge by such Guarantor of all Indebtedness or the Guarantee which resulted in the creation of such Note Guarantee (or would have resulted in the creation of a Note Guarantee had such Note Guarantee not already been in existence) so long as immediately after the release of such Note Guarantee, the Company would be in compliance with Section 4.07;

(C)    upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its property and assets to either the Company or another Guarantor; or

(D)    upon the Company exercising its legal defeasance or covenant defeasance options in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture and the Notes; and

(2)    such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)    At the request of the Company, the Trustee shall execute and deliver any documents reasonably required in order to acknowledge such release, discharge and termination in respect of the applicable Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

ARTICLE 11

MISCELLANEOUS

Section 11.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

Section 11.02	Notices.

(a)    Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:

If to the Company and/or any Guarantor:

c/o Netflix, Inc.

100 Winchester Circle

Los Gatos, California 95032

Fax No.: (408) 317-0414

Attention: General Counsel

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Fax No: (650) 493-6811

Attention: John A. Fore

If to the Trustee:

c/o Wells Fargo Bank, National Association

333 S. Grand Avenue, 5th Floor

Suite 5A

Los Angeles, CA 90071

MAC E2064-05A

Fax No.: (213) 253-7598

Attention: Maddy Hughes, Corporate Municipal and Escrow Services

With a copy to:

Thompson Hine LLP

335 Madison Avenue

New York, NY

Attention: Yesenia Batista

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)    Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)    Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Euroclear or Clearstream (or its designee), pursuant to the applicable procedures of Euroclear or Clearstream, if any, prescribed for the giving of such notice.

(f)    The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic .pdf transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)    If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 11.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no Officer’s Certificate shall be required in connection with the issuance of Notes on the Issue Date; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 and which may contain customary qualifications) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date and any Opinion of Counsel may rely as to factual matters on an Officer’s Certificate.

Section 11.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07	No Personal Liability of Stockholders, Partners, Officers or Directors.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

Section 11.08	Governing Law, Consent to Jurisdiction.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.09	Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.11	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12	Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 11.13	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 11.15	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16	U.S.A. PATRIOT Act.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.

Section 11.17	Qualification of Indenture.

The Company and the Guarantors, if any, shall qualify this Indenture under the Trust Indenture Act if required by the Registration Rights Agreement.

Section 11.18	Judgment Currency.

Any payment on account of an amount that is payable in euros which is made to or for the account of any Holder of Notes or the Trustee or Paying Agent in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or a Guarantor, shall constitute a discharge of the Company’s or the Guarantor’s obligation under this Indenture and the notes or the Guarantee of the Notes, as the case may be, only to the extent of the amount of euros which such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first business day following receipt of the payment in the Judgment Currency. If the amount of euros that could be so purchased is less than the amount of euros originally due to such Holder or the Trustee, as the case may be, the Company and any Guarantors shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Indenture or the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

[Signatures on following page]

NETFLIX, INC.

By:	/s/ David Hyman
	Name:	David Hyman
	Title:	General Counsel and Secretary

[Signature Page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Maddy Hughes
	Name:	Maddy Hughes
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES

AND ADDITIONAL NOTES

Section 1.1     Definitions.

(a)    Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearing Systems” means Euroclear and Clearstream.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Clearance System or any successor securities clearing agency.

“Global Note” means a Note in registered global form without interest coupons, including without limitation, the Rule 144A Global Note, the Regulation S Global Note and any Exchange Note in global form.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

(b)    Other Definitions.

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Book-Entry Interest”	2.1(c)
“Definitive Notes Legend”	2.3(e)
“Global Notes Legend”	2.3(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Notes”	2.1(a)
“Rule 144A Global Note”	2.1(b)

Section 2.1    Form and Dating.

(a)    The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Such Initial Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S.

(b)    Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Registrar in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.3(c) below.

(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary or the nominee of such Depositary and (ii) shall be delivered by the Trustee to the Depositary.

Members of, or participants in, the Clearing Systems (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or under such Global Note, and the Depositary or its nominee as registered holder of such Global Note may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between Euroclear and Clearstream and their Agent Members, the operation of customary practices of the Clearing Systems governing the exercise of the rights of a holder of a beneficial interest in any Global Note (a “Book-Entry Interest”). Transfers of Book-Entry Interests shall be subject to Applicable Procedures.

(d)    Definitive Notes. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of certificated Notes.

Section 2.2    Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of €1,300,000,000, (b) subject to the terms of the Indenture, Additional Notes and (c) Exchange Notes to be issued pursuant to an Exchange Offer under the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes.

Section 2.3	Transfer and Exchange.

(a)    Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)    to register the transfer of such Definitive Notes; or

(ii)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)    in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

(A)    if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

(B)    if such Definitive Notes are being transferred to the Company, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

(C)    if such Definitive Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the applicable legends set forth in Section 2.3(e)(i).

(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)    (A) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States of America in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; or (B) such other certification and Opinion of Counsel as the Company shall require; and

(ii)    written instructions directing the Registrar to make an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Clearing Systems account to be credited with such increase, then the Registrar shall cancel such Definitive Note and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Clearing Systems, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new Global Note in the appropriate principal amount.

(c)    Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Clearing Systems, in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Clearing Systems to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Registrar of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

(iii)    Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)    In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 prior to the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)    Restrictions on Transfer of Regulation S Global Note. Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Global Note may only be held through the Clearing Systems. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through the Clearing Systems in accordance with the Applicable Procedures and only (1) to the Company or any of its subsidiaries, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or another available exemption or (5) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States of America. Transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Registrar of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A.

(e)    Legends.

(i)    Except as permitted by this Section 2.3(e), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

“THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)    REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF NETFLIX, INC. AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2)    AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO NETFLIX, INC. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND THE REGISTRAR) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3)    AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.”

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF USB NOMINEES (UK) LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO USB NOMINEES (UK) LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, USB NOMINEES (UK) LIMITED, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITARY, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144.

(iii)     After a transfer of any Notes pursuant to an effective Shelf Registration Statement with respect to such Notes, all requirements pertaining to the Restricted Notes Legend on such Notes shall cease to apply and the Registrar shall permit the Holder, or beneficial owner, of any such Note that bears a Restricted Notes Legend to exchange such Note for a Note, or beneficial interest in a Global Note, that does not bear a Restricted Notes Legend.

(iv)     Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(vi)    To the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary, the Company may cause the Trustee to authenticate and deliver to the Depositary a Global Note identified by an unrestricted Common Code and/or ISIN number at any time on or after the one year anniversary of the later of (x) the Issue Date and (y) the date on which Additional Notes were last issued (it being understood that, if Additional Notes bear a different Common Code and/or ISIN number, the date after which the Company may cause the Restricted Notes Legend to be removed (1) with respect to such Additional Notes shall be the one year anniversary of their date of issuance and (2) with respect to the Initial Notes shall be the one year anniversary of the Issue Date), without delivering an Opinion of Counsel.

(vii)    From and after the one year anniversary of the issue date of any Transfer Restricted Note, upon written direction of the Company:

(A)    The Registrar shall permit the Holder thereof to exchange any Transfer Restricted Note that is a Definitive Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an affiliate (as defined under Rule 144) of the Company; and

(B)    Beneficial interests in a Transfer Restricted Note that is a Global Note may be exchanged for beneficial interests in Global Note that does not bear the Restricted Notes Legend if the Holder certifies in writing to the Registrar and the Company that its request for such exchange was made in reliance on Rule 144 and that such Holder is not (and has not been during the preceding three months) an “affiliate” of the Company within the meaning of Rule 144.

(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Note by the Registrar to reflect such reduction.

(g)    Obligations with Respect to Transfers and Exchanges of Notes.

(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 2.10, 3.06, 4.11 and 9.05 of the Indenture).

(iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(h)    No Obligation of the Trustee.

(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Clearing Systems or any other Person with respect to the accuracy of the records of the Clearing Systems or their nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Clearing Systems) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a

Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Clearing Systems subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Clearing Systems with respect to their members, participants and any beneficial owners.

(ii)    The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Clearing Systems participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(iii)    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that certify in the applicable letters of transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Registrar shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under the Indenture.

(iv)    In connection with any exchange of beneficial interests in a Global Note that bears a Restricted Notes Legend for any Global Note that does not bear a Restricted Notes Legend in accordance with Section 2.3(e), if a Global Note that does not bear a Restricted Notes Legend is not then outstanding (or an insufficient principal amount of such Global Notes are outstanding to permit such exchange) and the Global Notes have not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, one or more new Global Note without the Restricted Notes Legend in the appropriate principal amounts.

Section 2.4	Definitive Registered Notes.

(a)    A Global Note deposited with the Depositary pursuant to Section 2.1 or issued in connection with an Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Clearing

Systems notify the Company that they are unwilling or unable to continue as depositary for the Global Notes, and a successor depositary is not appointed by the Company within 120 days of such notice or after the Company becomes aware of such cessation, or (ii) the Clearing Systems request such exchange in writing following an Event of Default hereunder, or (iii) the owner of a Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Clearstream, as applicable, following an Event of Default hereunder. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note, by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by the Indenture or the Company or Trustee.

(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate or cause the authentication agent to authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of €100,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note or Additional Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(f), bear the Restricted Notes Legend.

(c)    Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)    In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company shall promptly make available to the Registrar a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

Common Code [            ]

ISIN [             ]1

[RULE 144A][REGULATION S][GLOBAL] NOTE

3.625% Senior Note due 2027

No.	[Up to][€ ]

NETFLIX, INC.

promises to pay to USB NOMINEES (UK) LIMITED or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of          euros] on May 15, 2027.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

[1]	Rule 144A Note Common Code: 160394811

Rule 144A Note ISIN: XS1603948115

Regulation S Note Common Code: 160394803

Regulation S Note ISIN: XS1603948032

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated: [        ] [    ], 20[    ]

NETFLIX, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

3.625% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    INTEREST. Netflix, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.625% per annum from and including [May 2, 2017]2[        ]3 until but excluding maturity and shall pay Additional Interest, if any. The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year and on the maturity date (each, an “Interest Payment Date”). If any Interest Payment Date, optional redemption date or maturity date is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period after such payment was due to such next succeeding Business Day. Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be November 15, 2017. The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest, including Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.    METHOD OF PAYMENT. The Company shall pay interest, including Additional Interest, if any, on the Notes to the Persons who are registered holders of Notes at the close of business on May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Company will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest and any Additional Interest) to the applicable Paying Agent, and such Paying Agent will, in turn, make such payments to the Depositary or its nominee for Euroclear and Clearstream. The Depositary will distribute such payments to participants in accordance with its customary procedures. Payments on all Notes other than Global Notes will be made by the Company to the applicable Paying Agent and such Paying Agent will make payment by check to the address provided by the Holder of such Notes (or by wire transfer to those Holders that have provided wire instructions to the Company or applicable Paying Agent). Such payment shall be through Euroclear and/or Clearstream in euros. With respect to any Definitive Notes, presentment of Notes is due at maturity.

3.    PAYING AGENT AND REGISTRAR. Initially, Elavon Financial Services DAC, UK Branch shall act as Paying Agent and Elavon Financial Services DAC shall act as Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

[2]	With respect to the Initial Notes.
[3]	With respect to Notes other than the Initial Notes. Fill in appropriate date.

4.    INDENTURE. The Company issued the Notes under an Indenture, dated as of May 2, 2017 (the “Indenture”), between the Company and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 3.625% Senior Notes due 2027. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    REDEMPTION AND REPURCHASE; SATISFACTION, DISCHARGE AND DEFEASANCE.

The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make any mandatory redemption or mandatory sinking fund payments with respect to the Notes. The Notes are subject to satisfaction, discharge and defeasance as further described in the Indenture.

6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.

7.    PERSONS DEEMED OWNERS. The Company, the Trustee and any agent of the Company or the Trustee will treat the registered Holders of the Global Notes (e.g., Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Trustee, any Paying Agent or any of their respective agents has or will have any responsibility or liability for (a) any aspect of the records of Euroclear, Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest or for maintaining, supervising or reviewing the records of Euroclear or Clearstream or any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest, (b) Euroclear, Clearstream or any participant or indirect participant or (c) the records of the Depositary.

8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.    DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the Indenture.

10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.    ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 2, 2017 among the Company and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest.

12.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

13.    COMMON CODE AND ISIN NUMBERS. The Company has caused Common Code and ISIN numbers to be printed on the Notes, and the Trustee may use Common Code and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Company at the following address:

c/o Netflix, Inc.

100 Winchester Circle

Los Gatos, California 95302

Fax No.: (408) 317-0414

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to €         principal amount of Notes held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the holding period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company or subsidiary thereof; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	inside the United States of America to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States of America in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:

☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.11, state the amount you elect to have purchased:

€

Date:
Your Signature:
(Sign exactly as your name appears on
on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Registrar or Depositary

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [        ] [    ], 20[    ], among                      (the “Guaranteeing Subsidiary”), a subsidiary of Netflix, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 2, 2017, providing for the issuance of an unlimited aggregate principal amount of 3.625% Senior Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof and further agrees that this Supplemental Indenture is the legal, valid and binding obligation of the Guaranteeing Subsidiary, enforceable against it in accordance with its terms.

3.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

5.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

B-1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

NETFLIX, INC.,

By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: